As filed with the Securities and Exchange Commission on September 19, 2001


                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                 FORM 8-K/A

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): July 6, 2001

                         PLAYBOY ENTERPRISES, INC.
-------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)

         DELAWARE                      001-14790                 36-4249478
-------------------------------------------------------------------------------
(State or other Jurisdiction      (Commission File Number)       (IRS Employer
of Incorporation or Organization)                           Identification No.)

 680 NORTH LAKE SHORE DRIVE, CHICAGO, ILLINOIS                    60611
-------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)

(Registrant's telephone number, including area code)            (312) 751-8000
                                                              -----------------

                               NOT APPLICABLE
-------------------------------------------------------------------------------
       (Former name or former address, if changed since last report)



Item 2.  Acquisition or Disposition of Assets.

         On July 23, 2001, Playboy Enterprises, Inc. (the "Company") filed a Current Report on Form 8-K announcing the acquisition of (i) two networks (The Hot Network and The Hot Zone) and the related television assets of Califa Entertainment Group, Inc. ("Califa") and (ii) a third network (Vivid
TV) and the related television assets from V.O.D., Inc. ("VODI") pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of June 29, 2001, by and among the Company, Califa, VODI, Steven Hirsch, Dewi James and William Asher. This amendment to the Company's Current Report on Form 8-K is being filed to include the Financial Statements and Pro Forma Financial Information required by Item 7 of Form 8-K.

          Certain matters discussed within this Form 8-K/A are forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 and as such may involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by such forward-looking statements. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained. These risks are detailed from time to time in the Company's filings with the Securities and Exchange Commission.

Item 7. Pro Forma Financial Information, Financial Statements, and Exhibits


                                  Contents

(a) Historical Financial Statements of Acquired Businesses or Businesses to be Acquired:

     Califa Entertainment Group, Inc. & Subsidiary

     Audited Financial Statements for the Year Ended December 31, 2000

         Independent Auditors' Report........................................F-1
         Consolidated Balance Sheet..........................................F-2
         Consolidated Statement of Income and Accumulated Deficit............F-4
         Consolidated Statement of Cash Flows................................F-6
         Notes to Consolidated Financial Statements..........................F-7

     Unaudited Condensed Consolidated Financial Statements for the
       Six Months Ended June 30, 2001 and 2000

         Unaudited Condensed Consolidated Balance Sheet ....................F-15
         Unaudited Condensed Consolidated Statements of Income..............F-16
         Unaudited Condensed Consolidated Statements of Cash Flows..........F-17
         Notes to Unaudited Condensed Consolidated Financial Statements.....F-18

     V.O.D., Inc.

     Audited Financial Statements for the Year Ended December 31, 2000

         Independent Auditors' Report.......................................F-19
         Balance Sheet......................................................F-20
         Statement of Operations and Retained Earnings (Deficit)............F-21
         Statement of Cash Flows............................................F-22
         Notes to Financial Statements......................................F-23

     Unaudited Condensed Financial Statements for the Six Months Ended
       June 30, 2001 and 2000

         Unaudited Condensed Balance Sheet..................................F-27
         Unaudited Condensed Statements of Operations.......................F-28
         Unaudited Condensed Statements of Cash Flows.......................F-29
         Notes to Unaudited Condensed Financial Statements..................F-30

(b) Unaudited Pro Forma Condensed Consolidated Financial Information:

     Unaudited Pro Forma Condensed Consolidated Financial Information........P-1
     Unaudited Pro Forma Condensed Consolidated Balance Sheet................P-2
     Unaudited Pro Forma Condensed Consolidated Statement of Operations
         (For The Six Months Ended June 30, 2001)............................P-4
     Unaudited Pro Forma Condensed Consolidated Statement of Operations
         (For The Year Ended December 31, 2000)..............................P-5
     Notes To The Unaudited Pro Forma Condensed
         Consolidated Financial Information..................................P-6



Independent Auditors' Report

Board of Directors
Califa Entertainment Group, Inc.
Van Nuys, California

We have audited the accompanying consolidated balance sheet of Califa Entertainment Group, Inc. (a California S corporation) and subsidiary as of December 31, 2000, and the related consolidated statements of income and accumulated deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We did not audit the financial statements of SEI 1 ApS, a wholly owned subsidiary, which statements reflect total assets of $1,463,677 as of December 31, 2000, and total revenues of $3,674,423 for the year then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it related to the amounts included for SEI 1 ApS, is based solely on the report of the other auditors.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Califa Entertainment Group, Inc. and subsidiary as of December 31, 2000, and the results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Kirsch, Kohn & Bridge LLP

Encino, California
September 5, 2001


                                    F-1




              CALIFA ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
                         Consolidated Balance Sheet
                             December 31, 2000



                                   ASSETS


CURRENT ASSETS
     Cash and cash equivalents                                   $      295,970
     Accounts receivable                                              2,863,512
     Reimbursable foreign taxes                                       1,258,630
     Prepaid expenses                                                   109,421
     Prepaid income taxes                                                 9,900
     Due from V.O.D., Inc.                                            1,064,631
                                                                 --------------

              TOTAL CURRENT ASSETS                                    5,602,064
                                                                 --------------

PROPERTY AND EQUIPMENT                                                   95,208
                                                                 --------------

OTHER ASSETS
     Intangible assets - Spice purchase (net of accumulated
       amortization of $1,041,873)                                    7,482,541
     Covenant not to compete (net of accumulated
       amortization of $240,877)                                      1,072,997
     Security deposit                                                     9,000
     Deferred tax asset                                                   4,500
                                                                 --------------

              TOTAL OTHER ASSETS                                      8,569,038
                                                                 --------------

              TOTAL ASSETS                                       $   14,266,310
                                                                 ==============

                  See accompanying auditor's report and notes
                      to consolidated financial statements

                                      F-2



              CALIFA ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
                   Consolidated Balance Sheet (Continued)
                             December 31, 2000



                  LIABILITIES AND STOCKHOLDERS' DEFICIENCY


CURRENT LIABILITIES
     Current portion of long-term debt                        $   11,158,416
     Accounts payable and accrued expenses                         1,845,171
     Foreign taxes payable                                         1,258,630
     Due to officer                                                    3,550
                                                              -----------------

              TOTAL CURRENT LIABILITIES                           14,265,767
                                                              -----------------

LONG-TERM DEBT - Net of current portion                                1,767
                                                              -----------------

              TOTAL LIABILITIES                                   14,267,534
                                                              -----------------

COMMITMENTS

STOCKHOLDERS' DEFICIENCY
     Common stock - no par value, 200 shares authorized,
       issued and outstanding                                          2,000
     Accumulated deficit (page F-4)                                   (3,224)
                                                              -----------------

              TOTAL STOCKHOLDERS' DEFICIENCY                          (1,224)
                                                              -----------------

              TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY  $   14,266,310
                                                              =================

                  See accompanying auditor's report and notes
                      to consolidated financial statements

                                      F-3


              CALIFA ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
          Consolidated Statement of Income and Accumulated Deficit
                    For the Year Ended December 31, 2000


SALES                                                          $   17,754,340

COST OF SALES                                                       7,142,742
                                                                   ----------
     GROSS PROFIT                                                  10,611,598
                                                                   ----------
OPERATING EXPENSES
     Selling expenses                                               1,952,115
     General and administrative expenses                            1,527,158
                                                                   ----------
     TOTAL OPERATING EXPENSES                                       3,479,273
                                                                   ----------
     INCOME FROM OPERATIONS                                         7,132,325

STOCKHOLDER AND OFFICER COMPENSATION                                6,404,999
                                                                   ----------
     INCOME BEFORE OTHER INCOME (EXPENSES)                            727,326

OTHER INCOME (EXPENSES)
     Foreign currency translation                                       7,080
     Interest expense                                              (1,010,463)
     Interest income                                                       71
     Transponder sublease income                                      870,000
                                                                   ----------
     NET OTHER EXPENSES                                              (133,312)
                                                                   ----------
     INCOME BEFORE PROVISION FOR INCOME TAXES AND
       CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE            594,014

PROVISION FOR INCOME TAXES                                              3,642
                                                                   ----------
     INCOME BEFORE CUMULATIVE EFFECT OF
       CHANGE IN ACCOUNTING PRINCIPLE                                 590,372

                  See accompanying auditor's report and notes
                      to consolidated financial statements

                                      F-4



              CALIFA ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
    Consolidated Statement of Income and Accumulated Deficit (Continued)
                    For the Year Ended December 31, 2000


CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE             $   (152,625)
                                                                   ----------
              NET INCOME                                              437,747
                                                                   ----------
ACCUMULATED DEFICIT, BEGINNING OF YEAR, AS PREVIOUSLY REPORTED       (42,476)

PRIOR PERIOD ADJUSTMENT                                             (398,495)
                                                                   ----------
ACCUMULATED DEFICIT, BEGINNING OF YEAR AS RESTATED                  (440,971)
                                                                   ----------
ACCUMULATED DEFICIT, END OF YEAR                                $     (3,224)
                                                                   ----------

                  See accompanying auditor's report and notes
                      to consolidated financial statements

                                      F-5



              CALIFA ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
                    Consolidated Statement of Cash Flows
                    For the Year Ended December 31, 2000


CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                 $      437,747
     Adjustments to reconcile net income
       to net cash provided by operating activities:
       Depreciation and amortization                                   717,914
       Cumulative effect of change in accounting principle             152,625
       Deferred income taxes                                            (4,500)
       (Increase) decrease in assets:
           Accounts receivable                                        (889,547)
           Expenses allocated to V.O.D., Inc.                         (424,059)
           Reimbursable foreign taxes                                 (886,325)
           Prepaid expenses                                            (54,419)
           Prepaid income taxes                                         (9,900)
       Increase (decrease) in liabilities:
            Accounts payable and accrued expenses                      671,509
            Foreign taxes payable                                      865,470
                                                                ---------------

              NET CASH PROVIDED BY OPERATING ACTIVITIES                576,515
                                                                ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Acquisition of property and equipment                             (67,235)
     Advances to V.O.D., Inc.                                         (640,572)
                                                                ---------------

              NET CASH USED IN INVESTING ACTIVITIES                   (707,807)
                                                                ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Repayments to Vivid Video, Inc.                                    (1,236)
     Payments on long-term debt                                        (93,222)
                                                                ---------------

              NET CASH USED IN FINANCING ACTIVITIES                    (94,458)
                                                                ---------------

              NET DECREASE IN CASH                                    (225,750)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                           521,720
                                                                ---------------

CASH AND CASH EQUIVALENTS, END OF YEAR                          $      295,970
                                                                ===============

See Note 14 for Supplemental Disclosures of Cash Flow Information

                  See accompanying auditor's report and notes
                      to consolidated financial statements

                                      F-6


                 CALIFA ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                                December 31, 2000


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A.       Description of business

                  Califa Entertainment Group, Inc. (the Parent) is in the business of owning and operating pay per view cable and satellite entertainment networks. SEI 1 ApS, a Denmark Corporation (the Subsidiary), is in the business of purchasing and selling programming that the Parent shows on the pay per view networks. Business began on March 15, 1999.

         B.       Principles of consolidation

                  The consolidated financial statements include the accounts of Califa Entertainment Group, Inc. and SEI 1 ApS, a wholly owned subsidiary incorporated in Denmark (the Company). All significant intercompany accounts and transactions have been eliminated in consolidation.

         C.       Property and equipment

                  Property and equipment are stated at cost. Depreciation is being computed using the straight-line or declining balance methods over the estimated useful lives of the assets as follows:


                             Computer equipment           5  Years
                             Furniture and fixtures      10  Years
                             Office equipment             5  Years

         D.       Intangible assets

                  The Company amortizes the purchased intangible assets on the straight-line basis over fifteen years.


                  The covenant not to compete is being amortized on the straight-line basis over ten years.


                                   F-7


                 CALIFA ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                                December 31, 2000


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         E.       Income taxes

                  The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, the Company does not pay federal corporate income taxes on its taxable income and is not allowed a net operating loss carryover or carryback as a deduction against taxable income. Instead, the stockholders include their respective share of the Company's net income or loss in their individual federal income tax returns.

                  Due to the passage of California/federal conformity legislation, California has generally adopted the federal Subchapter S provisions with the exception that the Company is required to pay tax at a rate of 1.5% of taxable income as adjusted for California purposes or $800, whichever is greater. The Company is also treated as a Subchapter S corporation for California purposes.

         F.       Cash equivalents

                  For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

         G.       Use of estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                                      F-8


                 CALIFA ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                                December 31, 2000


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         H.       Concentration of Credit Risk

                  The Company maintains cash balances at a large regional bank. Accounts at the bank institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2000, cash on deposit at the bank totaled $396,757.

2.       DUE FROM V.O.D., INC.

         Advances to V.O.D., Inc. (see note 11) were made in the ordinary course of business and are due on demand. No interest was accrued on these advances for the year ended December 31, 2000. V.O.D., Inc. repaid $600,000 of the advance on January 3, 2001.

3.       PROPERTY AND EQUIPMENT

         Property and equipment at December 31, 2000 is summarized by major classifications as follows:

                   Computer equipment                        $       32,805
                   Office equipment                                  78,351
                   Furniture and fixtures                             8,959
                                                             --------------

                                                                    120,115
                   Less accumulated depreciation                     24,907
                                                             --------------

                                       Total                 $       95,208
                                                             ==============

         Depreciation expense for the year ended December 31, 2000 amounted to $19,854.

                                      F-9


                 CALIFA ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                                December 31, 2000


4.       INTANGIBLE ASSETS - SPICE PURCHASE

         On March 15, 1999, the Company entered into an agreement with Spice Entertainment Companies, Inc. ("Spice") to purchase affiliation agreements and license agreements related to motion picture rights and all currently outstanding subscription orders and accounts receivable directly in connection with the operation of the Spice Hot Network. The total purchase price was $10,500,000, which was allocated as follows:

            Affiliation agreements and license agreements  $  8,524,414
            Transferred accounts receivable                   1,957,204
            Investment in SEI 1 ApS                              18,382
                                                           ------------

                                                           $ 10,500,000
                                                           ============

         Amortization expense on the affiliation agreements and license agreements for the year ended December 31, 2000 amounted to $568,294. This agreement contains a buy-back option, which became exercisable in September 2000. Under the terms of the buy-back option, Spice can purchase from the Company all rights, title, interests, assets and obligations relating to the Company for a mutually agreed upon fair market value. As a result of the buy-back option, the debt related to the asset purchase has been classified as short-term (see note 6).

  5.     COVENANT NOT TO COMPETE

         On March 15, 1999, the Company entered into a non-compete agreement with Spice Entertainment Companies, Inc. ("Spice"). The agreement states that Spice will not directly or indirectly engage in the hot programming business, license or otherwise exploit the tradename "Spice" in connection with the hot programming business or enter into any agreements to acquire any licensing, distribution or transmission rights with respect to any hot programming for a period of ten years.

         Amortization expense on the covenant for the year ended December 31, 2000 amounted to $129,766.

                                      F-10

                 CALIFA ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                                December 31, 2000


  6.     LONG-TERM DEBT

         Long-term debt at December 31, 2000 consists of the following:

         Note payable - Spice Entertainment Companies, Inc.,
         interest payable quarterly at 9%, maturing March,
         2006 or upon exercise of the buy-back option.              $10,000,000

         Note payable - Spice Entertainment Companies, Inc.,
         covenant not to compete, payable in quarterly
         installments of $50,000 including interest at 9%,
         maturing June 1, 2009.                                       1,155,876

         Contract payable to a credit leasing company secured by
         equipment, payable in monthly installments of $225
         including interest at 5%, maturing August, 2002.                 4,307
                                                                ---------------
                                                                     11,160,183

                   Current portion                                  (11,158,416)
                                                                ---------------

                   Non-current portion                            $       1,767
                                                                ===============

         Long-term debt matures as follows during the years ending December31:

                   2001                                           $  11,158,416
                   2002                                                   1,767
                                                                ---------------

                                                                    $11,160,183
                                                                ===============

7.       DUE TO OFFICER

         Advances payable to an officer of the Company are due on demand. No interest was accrued on this loan for the year ended December 31, 2000.

                                      F-11

                 CALIFA ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                                December 31, 2000


8.       COMMITMENTS

         The Company is obligated under a lease agreement expiring April 9, 2004, for its office space. In addition to the rental costs, the Company is subject to its proportionate share of any increase in real estate taxes and operating cost over the base year.

         Future minimum lease payments for the years ending December 31 are as follows:

               2001                     $       53,200
               2002                             55,100
               2003                             56,525
               2004                             19,000
                                        ---------------

                                        $      183,825
                                        ===============

         The Company has entered into an agreement with Loral SpaceCom Corporation to lease transponder services on their C-band Telstar 5 Satellite on a month-to-month basis. The monthly rate is $145,000, and the total transponder expense for the year ended December 31, 2000 was $1,740,000. The Company has entered into an agreement with Playboy Entertainment Group, Inc. for the sublease of a portion of the Company's transponder service from Loral SpaceCom Corporation. The sublease runs concurrent with the above lease. The monthly rate is $72,500, and the total transponder sublease income for the year ended December 31, 2000 was $870,000.

9.       PROVISION FOR INCOME TAXES

         The provision (benefit) for income taxes consists of the following:

                             Current         Deferred            Total
                            --------         --------           -------
         State          $    5,900       $   (4,500)       $    1,400
         Foreign             2,242                -             2,242
                            --------         --------           -------
                         $    8,142       $   (4,500)       $    3,642
                            ========         ========           =======

                                      F-12


                 CALIFA ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                                December 31, 2000


9.       PROVISION FOR INCOME TAXES (CONTINUED)

         The Company generated California net operating losses of approximately $317,000 for the period ended December 31, 1999. These net operating losses are available to offset against future taxable income and expire in 2009.

10.      MAJOR CUSTOMERS AND VENDORS

         During the year ended December 31, 2000, the Company's sales to one customer accounted for 49% of total sales for the year. The related accounts receivable was $417,962 as of December 31, 2000.

         During the year ended December 31, 2000, the Company's programming purchases from one vendor totaled $3,690,000. There is also a related payable of approximately $1,200,000 to this major customer for Danish VAT tax.

11.      RELATED PARTY TRANSACTIONS

         During the year ended December 31, 2000, the Company provided various overhead services to V.O.D., Inc., a related entity partly owned by the Company's stockholders. The overhead services provided, such as facilities, labor, and other general and administrative expenses, have been allocated to the related entity. The cost of the services provided amounted to $424,059.

         During the year ended December 31, 2000, the Company advanced money to V.O.D., Inc., a related entity partly owned by the Company's stockholders (see note 2).

         During the year ended December 31, 2000, the Company paid Vivid Entertainment Group, Inc., a related party owned by the Company's stockholders, $6,404,999 for stockholder and officer compensation, of which $155,000 is included in accounts payable at December 31, 2000.

12.      CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE

         The Company has adopted Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities." This change requires start-up costs to be expensed as incurred. Financial statements for the year ended December 31, 1999 have not been restated, and the cumulative effect of the change of $152,625 is shown as a one-time charge to income for the year ended December 31, 2000.

                                      F-13


                 CALIFA ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                                December 31, 2000


13.      PRIOR PERIOD ADJUSTMENT

         Retained earnings at the beginning of 2000 has been adjusted to correct an overstatement of accounts receivable and to reduce the carrying value of the covenant not to compete and its corresponding note payable to net present value. These corrections resulted in a decrease to net income for 1999 by $398,495.

14.      SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

         Cash paid during the year for:

         Interest                          $   1,010,463
                                           =============
         Income taxes                      $      18,042
                                           =============

15.      SUBSEQUENT EVENT

         On July 6, 2001, Playboy Enterprises, Inc. ("Playboy") acquired (i) two networks (The Hot Network and The Hot Zone) and the related television assets of Califa and (ii) a third network (Vivid TV) and the related television assets from V.O.D., Inc. ("VODI") pursuant to an Asset Purchase Agreement, dated as of June 29, 2001, by and among Playboy, Califa, VODI, and the other parties thereto. Consideration for this transaction is $28.3 million. This amount will be paid to Califa over ten years, and a majority of the payments may be made in cash or stock at Playboy's option. The consideration for Califa could potentially increase by approximately $4,844,400 should the acquired assets achieve certain financial performance targets (as defined).



                                       F-14





                      Califa Entertainment Group, Inc.

               Unaudited Condensed Consolidated Balance Sheet

                               June 30, 2001


Assets
Current assets:
   Cash                                             $     1,894,603
   Accounts receivable, net                               3,428,157
   Accounts receivable from related parties               1,843,083
   Prepaid expenses                                          24,921
                                                    -----------------
Total current assets                                      7,190,764

Property and equipment, net                                  83,646
Intangible assets, net                                    8,223,107
Other assets                                                  9,000
                                                    -----------------
Total assets                                        $    15,506,517
                                                    =================

Liabilities and stockholders' equity
Current liabilities:
   Accounts payable                                 $     2,104,520
   Accrued expenses                                          87,040
   Financing obligations                                 11,105,876
   Financing obligations to related parties                   3,550
                                                    -----------------
Total current liabilities                                13,300,986
Noncurrent liabilities                                        4,307
                                                    -----------------
Total liabilities                                        13,305,293

Stockholders' equity:
   Common stock, no par value, 200 shares
     authorized, issued and outstanding                       2,000
   Retained earnings                                      2,199,224
                                                    -----------------
Total stockholders' equity                                2,201,224
                                                    -----------------
Total liabilities and stockholders' equity          $    15,506,517
                                                    =================

See accompanying notes.

                                     F-15


                      Califa Entertainment Group, Inc.

           Unaudited Condensed Consolidated Statements of Income


                                              Six months ended June 30
                                              2001              2000
                                          ----------------------------------

Net revenues                              $    10,047,101  $     9,804,803

Costs and expenses:
   Cost of sales                               (3,975,058)      (3,151,977)
   Selling and administrative expenses         (2,672,771)      (1,485,622)
                                          ----------------------------------
Total costs and expenses                       (6,647,829)      (4,637,599)
                                          ----------------------------------

Income from operations                          3,399,272        5,167,204

Other expense:
   Interest expense                              (478,600)        (504,597)
   Other, net                                    (719,982)      (3,010,703)
                                          ----------------------------------
Total other expense                            (1,198,582)      (3,515,300)
                                          ----------------------------------

Net income before income
     taxes and cumulative
     effect of change in
     accounting principle                       2,200,690        1,651,904
Provisions for income taxes                        (1,720)          (1,302)
                                          ----------------------------------
Net income before cumulative effect
     of change in accounting principle          2,198,970        1,650,602
Cumulative effect of change in
     accounting principle                               -         (152,625)
                                          ----------------------------------
Net income                                $     2,198,970  $     1,497,977
                                          ==================================

See accompanying notes.

                                     F-16


                      Califa Entertainment Group, Inc.

         Unaudited Condensed Consolidated Statements of Cash Flows


                                                     Six months ended June 30
                                                      2001              2000
                                                  ---------------------------

Operating activities
Net income                                        $  2,198,970  $ 1,497,977
Adjustments to reconcile net income to cash
 flows provided by (used in) operating
 activities:
     Amortization of intangible assets                 350,814      350,814
     Amortization of covenant discount                       -       52,813
     Depreciation                                       11,562        8,163
     Cumulative effect of a change in
       accounting principle                                  -      152,625
     Changes in operating assets and
      liabilities:
       Accounts receivable, net                       (564,645)  (2,568,423)
       Prepaid expenses                              1,353,030      366,670
       Accounts payable                                259,349      125,694
       Accrued expenses                             (1,171,590)           -
                                                  ---------------------------
Cash flows provided by (used in) operating
   activities                                        2,437,490      (13,667)

Investing activities
Purchases of property and equipment                          -      (59,512)
Other assets                                             4,500            -
                                                  ---------------------------
Cash flows provided by (used in) investing
   activities                                            4,500      (59,512)

Financing activities
Payments on financing obligations                      (50,000)    (100,000)
Advances to related parties                           (793,357)     (83,220)
Repayments to related parties                                -      (69,926)
Payments on capital lease obligations                        -       (3,066)
                                                  ---------------------------
Cash flows used in financing activities               (843,357)    (256,212)
                                                  ---------------------------

Increase (decrease) in cash                          1,598,633     (329,391)
Cash at beginning of period                            295,970      521,720
                                                  ---------------------------
Cash at end of period                             $  1,894,603  $   192,329
                                                  ===========================

See accompanying notes.

                                     F-17


                       CALIFA ENTERTAINMENT GROUP, INC.
             Notes to Unaudited Consolidated Financial Statements
                                 June 30, 2001


1. Basis of Financial Statement Presentation

The accompanying unaudited condensed consolidated financial statements of Califa Entertainment Group, Inc. ("Califa") have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments consisting only of normal recurring accruals necessary to present fairly the financial position of Califa as of June 30, 2001 and the results of its operations and cash flows for the six months ended June 30, 2001 and 2000 have been included. The results of operations for interim periods are not necessarily indicative of the results which may be realized for the full year. For further information, refer to the financial statements and footnotes thereto included in Califa's audited financial statements for the year ended December 31, 2000.

2. Subsequent Event

On July 6, 2001, Playboy Enterprises, Inc. ("Playboy") acquired (i) two networks (The Hot Network and The Hot Zone) and the related television assets of Califa and (ii) a third network (Vivid TV) and the related television assets from V.O.D., Inc. ("VODI") pursuant to an Asset Purchase Agreement, dated as of June 29, 2001, by and among Playboy, Califa, VODI, Steven Hirsch, Dewi James and William Asher. Consideration for this transaction is $28.3 million. This amount will be paid to Califa over ten years, and a majority of the payments may be made in cash or stock at Playboy's option. The consideration for Califa could potentially increase by approximately $4,844,400 should the acquired assets achieve certain financial performance targets (as defined).


                                     F-18




                         Independent Auditors' Report


Board of Directors
V.O.D., Inc.
Van Nuys, California

We have audited the accompanying balance sheet of V.O.D., Inc. (a
California S Corporation) as of December 31, 2000 and the related statements of operations and retained earnings (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of V.O.D., Inc. as of December 31, 2000 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Kirsch, Kohn & Bridge LLP

Encino, California
September 5, 2001


                                     F-19



                                V.O.D., INC.
                               Balance Sheet
                             December 31, 2000



                                   ASSETS


CURRENT ASSETS
     Cash and cash equivalents                       $      666,461
     Accounts receivable                                    190,702
     Prepaid expenses                                        74,250
                                                     -----------------

              TOTAL ASSETS (ALL CURRENT)             $      931,413
                                                     =================



                  LIABILITIES AND STOCKHOLDERS' DEFICIENCY


CURRENT LIABILITIES
     Accounts payable and accrued expenses           $      266,636
     Due to affiliates                                    1,118,631
     Loans payable - stockholders                           465,900
                                                     -----------------

              TOTAL LIABILITIES (ALL CURRENT)             1,851,167
                                                     -----------------

COMMITMENTS

STOCKHOLDERS' DEFICIENCY
     Common stock - no par value, 1,000,000 shares
       authorized, 1,357 issued and outstanding            220,677
     Accumulated deficit (Page F-25)                    (1,140,431)
                                                     -----------------

              TOTAL STOCKHOLDERS' DEFICIENCY             (919,754)
                                                     -----------------

              TOTAL LIABILITIES AND
                STOCKHOLDERS' DEFICIENCY           $      931,413
                                                     =================

                    See accompanying auditor's report and
                   notes to condensed financial statements

                                     F-20


                                V.O.D., INC.
          Statement of Operations and Retained Earnings (Deficit)
                    For the Year Ended December 31, 2000


SALES                                                  $      1,422,124

COST OF SALES                                                   719,951
                                                              ---------
              GROSS PROFIT                                      702,173

OPERATING EXPENSES
     Selling and administrative expenses                      1,854,227
                                                              ---------
              LOSS FROM OPERATIONS                           (1,152,054)

OTHER INCOME
     Interest income                                             12,923
                                                              ---------
              LOSS BEFORE PROVISION FOR INCOME TAXES         (1,139,131)

PROVISION FOR INCOME TAXES                                        1,300
                                                              ---------
              NET LOSS                                       (1,140,431)

RETAINED EARNINGS,
     Beginning of Year                                                -
                                                              ---------
ACCUMULATED DEFICIT,
     End of Year                                       $     (1,140,431)
                                                              =========

                    See accompanying auditor's report and
                   notes to condensed financial statements

                                     F-21


                                V.O.D., INC.
                          Statement of Cash Flows
                    For the Year Ended December 31, 2000


CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                              $   (1,140,431)
     Adjustments to reconcile net loss
       to net cash used in operating activities:
       (Increase) decrease in assets:
           Accounts receivable                                   (190,702)
           Prepaid expenses                                       (72,750)
       Increase (decrease) in liabilities:
            Accounts payable and accrued expenses                 266,636
            Programming costs and expenses allocated
            from affiliates                                       478,059
                                                           -----------------

              NET CASH USED IN OPERATING ACTIVITIES              (659,188)
                                                           -----------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Net advances from affiliate                                  639,072
     Proceeds from stockholders loans                             466,800
     Proceeds from issuance of common stock                       219,777
                                                           -----------------

              NET CASH PROVIDED BY FINANCING ACTIVITIES         1,325,649
                                                           -----------------

              NET INCREASE IN CASH                                666,461

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                            -
                                                           -----------------

CASH AND CASH EQUIVALENTS, END OF YEAR                     $      666,461
                                                           =================

SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
         Interest                                          $            -
                                                           =================
         Income taxes                                      $        1,300
                                                           =================


                    See accompanying auditor's report and
                   notes to condensed financial statements

                                     F-22


                                V.O.D., INC.
                       Notes to Financial Statements
                             December 31, 2000


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A.       Description of Business

                  The Company is in the business of owning and operating a pay per view cable and satellite entertainment network. The Company incorporated on November 3, 1999 and began operations in August 2000.

         B.       Income Taxes

                  The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, the Company does not pay federal corporate income taxes on its taxable income and is not allowed a net operating loss carryover or carryback as a deduction against taxable income. Instead, the stockholders include their respective share of the Company's net income or loss in their individual federal income tax returns.

                  Due to the passage of California/federal conformity legislation, California has generally adopted the federal Subchapter S provisions with the exception that the Company is required to pay tax at a rate of 1.5% of taxable income as adjusted for California purposes or $800, whichever is greater. The Company has also elected to be treated as a Subchapter S corporation for California purposes.

         C.       Cash Equivalents

                  For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

         D.       Use of Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                                     F-23


                                V.O.D., INC.
                       Notes to Financial Statements
                             December 31, 2000

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         E.       Concentration of Credit Risk

                  The Company maintains cash balances at a large regional bank. Accounts at the bank institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2000, the cash on deposit at the bank totaled $736,110.


         F.       Start-Up Costs

                  The Company has adopted Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities." This statement requires start-up costs to be expensed as incurred. These costs are included in the Statement of Operations.

2.       ACCOUNTS RECEIVABLE

         Accounts receivable at December 31, 2000 includes the following:

          Accounts receivable, DirecTV                        $      1,414,445
          Programming penalty due to DirectTV (see Note 8)          (1,231,222)
          Accounts receivable, other customers                           7,479
                                                              ----------------

                                                              $        190,702
                                                              ================
3.       DUE TO AFFILIATES

         Advances from affiliates were made in the ordinary course of business and are payable on demand. No interest was accrued on these advances for the year ended December 31, 2000. The Company paid down $600,000 of the advance on January 3, 2001.

4.       LOANS PAYABLE - STOCKHOLDERS

         Loans payable to the Company's stockholders are due on demand. No interest was accrued on these loans for the year ended December 31, 2000.

                                     F-24


                                V.O.D., INC.
                       Notes to Financial Statements
                             December 31, 2000


5.       COMMITMENTS

         The Company has entered into agreements with programming suppliers for exclusive rights to purchase various programming. The monthly rates vary from $5,000 to $9,000.

         Total expenses under these agreements were $100,000 for the year ended December 31, 2000.

         The future minimum payments under these agreements are as follows for the years ending December 31:

              2001                                      $      168,000
              2002                                             168,000
              2003                                              68,000
                                                      -------------------

                                                        $      404,000
                                                      ===================

6.       ISSUANCE OF COMMON SHARES

         In January 2000, the Company issued an additional 457 shares of common stock in exchange for a note receivable of $219,777. The note was paid off prior to year-end, including interest received of $12,923.

7.       PROVISION FOR STATE FRANCHISE TAXES

         Current                                        $        1,300
         Deferred                                                    -
                                                      -------------------

                                                        $        1,300
                                                      ===================

         The Company generated a California net operating loss of approximately $1,139,000 for the year ended December 31, 2000. This net operating loss is available to offset against future taxable income and expires in 2010.

                                     F-25


                                V.O.D., INC.
                       Notes to Financial Statements
                             December 31, 2000


8.       PROGRAMMING PENALTY

         The Company supplies programming to DirecTV, which has an exclusive contract with another programming provider. The Company's programming is deemed to violate the exclusivity clause and results in the assessment of a penalty to DirecTV. The Company has agreed to reimburse DirecTV for all of the penalty incurred. During 2000, this amounted to $1,231,222 and is included in selling and administrative expenses in the accompanying financial statements. Management will continue to reimburse DirecTV for the penalty for the year 2001, which amount cannot be determined.

9.       MAJOR CUSTOMER

         During the year ended December 31, 2000, the Company's sales to one customer accounted for 99% of total sales for the year. See also Note 2.

10.      RELATED PARTY TRANSACTIONS

         During the year ended December 31, 2000, the Company received programming for its channel from an entity owned by two of the Company's stockholders. The value of the programming was $54,000.

         During the year ended December 31, 2000, the Company received various overhead services from an entity owned by two of the Company's stockholders. The overhead services provided, such as facilities, labor, and other general and administrative expenses totaled $424,059.

11.      SUBSEQUENT EVENT

         On July 6, 2001, Playboy Enterprises, Inc. ("Playboy") acquired (i) two networks (The Hot Network and The Hot Zone) and the related television assets of Califa Entertainment Group, Inc. ("Califa") and
         (ii) a third network (Vivid TV) and the related television assets from VODI pursuant to an Asset Purchase Agreement, dated as of June 29, 2001, by and among Playboy, Califa, VODI, and the other parties thereto. Consideration for this transaction is $41.7 million. This amount will be paid to VODI over ten years, and a majority of the payments may be made in cash or stock at Playboy's option. The consideration for VODI could potentially increase by approximately $7,155,600 should the acquired assets achieve certain financial performance targets (as defined).


                                     F-26





                                V.O.D., Inc.

                     Unaudited Condensed Balance Sheet

                               June 30, 2001


Assets
Current assets:
   Cash                                                  $        15,174
   Accounts receivable, net                                    1,937,090
                                                         -----------------
Total assets                                             $     1,952,264
                                                         =================

Liabilities and stockholders' deficiency
Current liabilities:
   Accounts payable                                      $     1,686,926
   Accounts payable to related parties                         1,952,083
   Financing obligations to related parties                      465,900
                                                         -----------------
Total current liabilities                                      4,104,909

Stockholders' deficiency:
   Common stock, no par value, 1,000,000
     shares authorized, 1,357 shares issued
     and outstanding                                             220,677
   Accumulated deficit                                        (2,373,322)
                                                         -----------------
Total stockholders' deficiency                                (2,152,645)
                                                         -----------------
Total liabilities and stockholders' deficiency           $     1,952,264
                                                         =================

See accompanying notes.

                                     F-27


                                V.O.D., Inc.

                Unaudited Condensed Statements of Operations


                                           Six months ended June 30
                                            2001              2000
                                        ----------------------------------

Net revenues                            $     2,221,388  $             -

Costs and expenses:
   Cost of sales                             (3,074,086)         (92,500)
   Selling and administrative expenses         (380,193)         (10,636)
                                        ----------------------------------
Total costs and expenses                     (3,454,279)        (103,136)
                                        ----------------------------------
Net loss                                $    (1,232,891) $      (103,136)
                                        ==================================

See accompanying notes.

                                     F-28


                                V.O.D., Inc.

                Unaudited Condensed Statements of Cash Flows


                                                     Six months ended June 30
                                                      2001              2000
                                                  ---------------------------

Operating activities
Net loss                                          $  (1,232,891) $ (103,136)
Adjustments to reconcile net loss to cash
   flows used in operating activities:
     Changes in operating assets and
      liabilities:
       Accounts receivable, net                      (1,746,388)       (700)
       Prepaid expenses                                  74,250      (1,500)
       Accounts payable                               1,420,290           -
                                                  ---------------------------
Cash flows used in operating activities              (1,484,739)   (105,336)

Financing activities
Issuance of common stock                                      -         900
Advances from related parties                           833,452     134,572
                                                  ---------------------------
Cash flows provided by financing activities             833,452     135,472
                                                  ---------------------------

(Decrease) increase in cash                            (651,287)     30,136
Cash at beginning of period                             666,461           -
                                                  ---------------------------
Cash at end of period                             $      15,174  $   30,136
                                                  ===========================

See accompanying notes.

                                     F-29


                                 V.O.D., INC.
               Notes to Unaudited Condensed Financial Statements
                                 June 30, 2001


1. Basis of Financial Statement Presentation

The accompanying unaudited condensed financial statements of V.O.D., Inc. ("VODI") have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments consisting only of normal recurring accruals necessary to present fairly the financial position of VODI as of June 30, 2001 and the results of its operations and cash flows for the six months ended June 30, 2001 and 2000 have been included. The results of operations for interim periods are not necessarily indicative of the results which may be realized for the full year. For further information, refer to the financial statements and footnotes thereto included in VODI's audited financial statements for the year ended December 31, 2000.

2. Subsequent Event

On July 6, 2001, Playboy Enterprises, Inc. ("Playboy") acquired (i) two networks (The Hot Network and The Hot Zone) and the related television assets of Califa Entertainment Group, Inc. ("Califa") and (ii) a third network (Vivid TV) and the related television assets from VODI pursuant to an Asset Purchase Agreement, dated as of June 29, 2001, by and among Playboy, Califa, VODI, Steven Hirsch, Dewi James and William Asher. Consideration for this transaction is $41.7 million. This amount will be paid to VODI over ten years, and a majority of the payments may be made in cash or stock at Playboy's option. The consideration for VODI could potentially increase by approximately $7,155,600 should the acquired assets achieve certain financial performance targets (as defined).

                                     F-30



      Unaudited Pro Forma Condensed Consolidated Financial Information

On July 6, 2001, Playboy Enterprises, Inc. (the "Company") completed its acquisition of i) two networks (The Hot Network and The Hot Zone) and the related television assets of Califa Entertainment Group, Inc. ("Califa") and
ii) a third network (Vivid TV) and the related television assets of V.O.D., Inc. ("VODI"), pursuant to the terms of an Asset Purchase Agreement, dated as of June 29, 2001, by and among the Company, Califa, VODI, Steven Hirsch, Dewi James and William Asher. Pending the resolution of certain contingencies, the Company's ownership of VODI is reflected through a Management Services Agreement. The Company is accounting for the acquisitions of Califa and VODI (collectively, the "Acquisitions") under the purchase method.

The consideration for Califa's assets was $28.3 million. The Company also assumed the obligations of Califa related to a note payable and non-compete liability. The consideration for VODI's assets was $41.7 million. The total consideration will be paid over ten years, with the Company having the option of paying up to approximately $70 million of the scheduled payments in cash or stock. The Company will be obligated to pay an additional $12 million in consideration should the acquired assets achieve certain financial performance targets. The Company believes that it is highly probable that the financial performance targets will be met. Accordingly, the pro forma financial information is presented as if such additional consideration will be paid.

The following unaudited pro forma condensed consolidated financial information of the Company presents the unaudited pro forma condensed consolidated balance sheet at June 30, 2001 as if at such date, the Acquisitions had been completed. The following unaudited pro forma condensed consolidated statements of operations present the Company's results of operations for the year ended December 31, 2000 and the six months ended June 30, 2001 as if the Acquisitions had been completed on January 1, 2000. The pro forma condensed consolidated statements of operations give effect to the Acquisitions during the periods presented and reflect the consolidated historical financial data of the Company and the Acquisitions, as more fully described in the notes hereto.

The allocation of the purchase price is preliminary, and is subject to adjustment based upon the completion of the Company's final purchase price allocation. The pro forma condensed consolidated financial information is presented for illustrative purposes only and does not purport to present the actual financial position or results of operations of the Company had the Acquisitions actually occurred on the dates specified, nor is it necessarily indicative of the results of operations that may be achieved in the future.


                                      P-1



                         Playboy Enterprises, Inc.

          Unaudited Pro Forma Condensed Consolidated Balance Sheet

                               June 30, 2001
                               (In thousands)


                                                                          Historical
                                                          Historical       VODI and       Pro Forma
                                                           Playboy          Califa       Adjustments           Pro Forma
                                                       ------------------------------------------------     ----------------

Assets
Cash and cash equivalents                                $       1,658   $       1,910   $      (1,000)(4)    $       2,468
                                                                                                  (100)(4)
Marketable securities                                            3,322               -                                3,322
Accounts receivable, net                                        36,360           5,365          (1,590)(2)           40,135
Accounts receivable from related parties                         6,974           1,843          (1,843)(7)            6,974
Inventories, net                                                19,262               -                               19,262
Deferred subscription acquisition costs                         10,849               -                               10,849
Other current assets                                            10,898              25                               10,923
                                                       ------------------------------------------------     ----------------
Total current assets                                            89,323           9,143          (4,533)              93,933

Accounts receivable from related parties                        57,500               -                               57,500
Property and equipment, net                                     10,316              84                               10,400
Programming costs                                               56,192               -                               56,192
Intangible and other assets                                     73,400           8,232          (8,223)(1)           84,909
                                                                                                11,500 (4)
Goodwill                                                        85,898               -          51,286 (4)          137,184
                                                       ------------------------------------------------     ----------------
Total assets                                             $     372,629   $      17,459   $      50,030        $     440,118
                                                       ================================================     ================

                                     P-2


                         Playboy Enterprises, Inc.

    Unaudited Pro Forma Condensed Consolidated Balance Sheet (continued)

                               June 30, 2001
                               (In thousands)


                                                                          Historical
                                                          Historical       VODI and       Pro Forma
                                                           Playboy          Califa       Adjustments           Pro Forma
                                                       -------------------------------------------------    -----------------

Liabilities and shareholders' equity
Financing obligations                                    $      14,524   $      11,106   $     (11,106) (5)   $      14,524
Consideration payable-short term                                     -               -          23,417  (4)          23,417
Financing obligations to related parties                         5,000             470            (470) (3)           5,000
Accounts payable                                                18,389           3,791          (1,590) (2)          20,590
Accounts payable to related parties                              1,045           1,952          (1,843) (7)           1,154
Accrued salaries, wages and employee benefits                    3,373              87                                3,460
Deferred revenues                                               45,058               -                               45,058
Deferred revenues from related parties                           4,854               -                                4,854
Other liabilities and accrued expenses                          16,593               -           1,626  (4)          18,219
                                                       -------------------------------------------------    -----------------
Total current liabilities                                      108,836          17,406          10,034              136,276

Financing obligations                                           91,886               -                               91,886
Consideration payable-long term                                      -               -          40,045  (4)          40,045
Financing obligations to related parties                         5,000               -                                5,000
Deferred revenues to related parties                            50,025               -                               50,025
Net deferred tax liabilities                                     4,679               -                                4,679
Other noncurrent liabilities                                    16,116               4                               16,120
                                                       -------------------------------------------------    -----------------
Total liabilities                                              276,542          17,410          50,079              344,031

Shareholders' equity:
   Common stock                                                    248             223            (223) (6)             248
   Capital in excess of par value                              122,334               -                              122,334
   Accumulated deficit                                         (23,148)           (174)            174  (6)         (23,148)
   Unearned compensation restricted stock                       (2,689)              -                               (2,689)
   Accumulated other comprehensive loss                           (658)              -                                 (658)
                                                       -------------------------------------------------    -----------------
Total shareholders' equity                                      96,087              49             (49)              96,087
                                                       -------------------------------------------------    -----------------
Total liabilities and shareholders' equity               $     372,629   $      17,459   $      50,030        $     440,118
                                                       =================================================    =================

See accompanying notes.

                                     P-3


                         Playboy Enterprises, Inc.

     Unaudited Pro Forma Condensed Consolidated Statement of Operations

                   For the six months ended June 30, 2001
                  (In thousands, except per share amounts)


                                                                       Historical
                                                      Historical        VODI and        Pro Forma
                                                        Playboy          Califa        Adjustments            Pro Forma
                                                   ---------------------------------------------------    -----------------------

Net revenues                                         $     139,138    $      12,268   $      (2,501)  (C)   $     146,154
                                                                                             (2,316)  (G)
                                                                                               (435)  (I)
Costs and expenses:
   Cost of sales                                          (122,567)          (7,049)          2,973   (C)        (123,892)
                                                                                              2,316   (G)
                                                                                                435   (I)
   Selling and administrative expenses                     (26,197)          (3,053)           (575)  (A)         (30,062)
                                                                                               (237)  (D)
                                                   ---------------------------------------------------    ------------------
Total costs and expenses                                  (148,764)         (10,102)          4,912              (153,954)
                                                   ---------------------------------------------------    ------------------
Operating income (loss)                                     (9,626)           2,166            (340)               (7,800)

Nonoperating income (expense):
   Investment income                                           620                -            (450)  (B)             170
   Interest expense                                         (5,370)            (478)            478   (B)          (7,675)
                                                                                             (2,305)  (E)
   Equity in operations of PTVI                                421                -                                   421
   Loss on disposal                                           (100)               -                                  (100)
   Other, net                                                 (837)            (720)            720   (D)            (837)
                                                   ---------------------------------------------------    ------------------
Total nonoperating expense                                  (5,266)          (1,198)         (1,557)               (8,021)
                                                   ---------------------------------------------------    ------------------

Income (loss) from continuing operations before
   income taxes                                            (14,892)             968          (1,897)              (15,821)
Income tax expense                                            (654)              (2)           (684)  (H)          (1,340)
                                                   ---------------------------------------------------    ------------------
Income (loss) from continuing operations             $     (15,546)   $         966   $      (2,581)        $     (17,161)
                                                   ===================================================    ==================

Loss from continuing operations per common share:
     Basic and diluted                               $       (0.64)                                      $          (0.67)

Weighted-average number of common shares outstanding:
     Basic and diluted                                      24,310                                                 25,561   (J)

See accompanying notes

                                     P-4


                         Playboy Enterprises, Inc.

     Unaudited Pro Forma Condensed Consolidated Statement of Operations

                    For the year ended December 31, 2000
                  (In thousands, except per share amounts)

                                                                       Historical
                                                      Historical        VODI and        Pro Forma
                                                        Playboy          Califa        Adjustments            Pro Forma
                                                   ---------------------------------------------------    -----------------------

Net revenues                                         $     307,722    $      19,176   $      (4,229)  (C)   $     321,438
                                                                                                870   (F)
                                                                                             (1,231)  (G)
                                                                                               (870)  (I)
Costs and expenses:
   Cost of sales                                          (265,369)          (7,863)          4,951   (C)        (266,180)
                                                                                              1,231   (G)
                                                                                                870   (I)
   Selling and administrative expenses                     (55,385)          (5,333)         (1,150)  (A)         (63,928)
                                                                                             (2,060)  (D)
   Restructuring expenses                                   (3,908)               -                                (3,908)
                                                   ---------------------------------------------------    ------------------
Total costs and expenses                                  (324,662)         (13,196)          3,842              (334,016)
                                                   ---------------------------------------------------    ------------------
Operating income (loss)                                    (16,940)           5,980          (1,618)              (12,578)

Nonoperating income (expense):
   Investment income                                         1,519               13            (900)  (B)             632
   Interest expense                                         (9,148)          (1,010)          1,010   (B)         (14,119)
                                                                                             (4,971)  (E)
   Equity in operations of PTVI and other                     (375)               -                                  (375)
   Loss on disposal                                         (2,924)               -                                (2,924)
   Other, net                                               (3,531)          (5,528)          6,405   (D)          (3,524)
                                                                                               (870)  (F)
                                                   ---------------------------------------------------    ------------------
Total nonoperating expense                                 (14,459)          (6,525)            674               (20,310)
                                                   ---------------------------------------------------    ------------------

Loss from continuing operations before income taxes        (31,399)            (545)           (944)              (32,888)
Income tax expense                                         (16,227)              (5)         (1,368)  (H)         (17,600)
                                                   ---------------------------------------------------    ------------------
Loss from continuing operations                      $     (47,626)   $        (550)  $      (2,312)        $     (50,488)
                                                   ===================================================    ==================

Loss from continuing operations per common share:
     Basic and diluted                               $       (1.96)                                      $          (1.98)

Weighted-average number of common shares outstanding:
     Basic and diluted                                      24,240                                                 25,491   (J)

See accompanying notes.

                                     P-5

                           Playboy Enterprises, Inc.
   Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
                   (In thousands, except per share amounts)

       Pro Forma Balance Sheet Adjustments

1. To reflect the elimination of goodwill and other intangible assets previously recorded by Califa prior to the Acquisitions.

2.     To reflect the elimination of transactions between Playboy and VODI.

3. To reflect the elimination of financing obligations that were not assumed by Playboy.

4. To reflect the purchase price of the Acquisitions and the preliminary allocation of the purchase price to the tangible and identifiable intangible assets and liabilities of Califa and VODI based upon management's estimates of their fair value, with the remainder allocated to goodwill.

       Net present value of cash or stock consideration        $        64,462
       Merger related expenses                                           1,726
                                                               ----------------
       Total consideration                                              66,188
       Net tangible assets acquired and liabilities assumed              3,402
       Distribution agreements                                          10,000
       Non-compete agreement                                             1,500
                                                               ----------------
       Excess purchase price (Goodwill)                        $        51,286
                                                               ================

       Upon closing, the Company paid $1,000 of the purchase price and merger related expenses of $100. The Company will also make a scheduled payment of $16,000 in the Fall of 2001 in the form of stock.

                                     P-6


         Pro Forma Balance Sheet Adjustments (continued)

       The purchase price allocation is preliminary. The final allocation will be based on a complete evaluation of the assets acquired and the liabilities assumed. Accordingly, the information presented herein may differ from the final purchase price allocation.

5. To reflect the elimination of the financing obligations due from Califa to Playboy.

6. To reflect the elimination of Califa and VODI equity in connection with the Acquisitions.

7.     To reflect the elimination of transactions between Califa and VODI.

                                     P-7


         Pro Forma Statement of Operations Adjustments

A. To reflect amortization of identifiable intangible assets using the straight-line method of amortization, and a ten-year life for a non-compete agreement and distribution agreements. The Company will apply the provisions of Statement of Financial Accounting Standards No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets" in recording the Acquisitions. Pursuant to SFAS No. 142, goodwill and intangible assets with indefinite lives are not amortized. As a result, the pro forma information does not reflect amortization of goodwill. The purchase price allocation is preliminary and is subject to adjustment upon the completion of a formal valuation of the assets acquired and liabilities assumed. As such, the actual amount of amortization could differ from the amounts presented.

B. To reflect the elimination of interest expense and interest income due to the assumption of Califa's financing obligations previously due to Playboy.

C. To reflect the elimination of license fees charged by Playboy to Califa for programming rights.

D. To reflect the elimination of salary expense incurred and paid by Califa and VODI to its former shareholders and to reclassify the remaining salary amounts to operating income. Such shareholders will not be employed by Playboy subsequent to the Acquisitions. All significant responsibilities of the business acquired will be borne by current employees of Playboy and former employees of Califa and VODI.

E. To reflect the interest expense associated with the amortization of the discount of the purchase price due to the timing of the payments over the ten-year payment period, using the following assumptions:

       Total consideration (undiscounted)                      $       82,000
                                                               ================
       Discounted consideration of
          Company's preliminary estimate
          of its cost of borrowings                            $       64,462
                                                               ================

F. To reclassify transponder sublease income on the historical financial statements of Califa from other income to revenues.

                                      P-8


G.     To reflect the elimination of transactions between Playboy and VODI.

H. To reflect the tax effects of the Acquisitions, principally due to the tax effects of basis differences arising from the different book and tax amortization for goodwill.

I. To reflect the elimination of revenues and expenses related to the sublease of Califa's transponder capacity to Playboy.

J. The weighted average shares outstanding reflect the presumed increase in outstanding shares as a result of the shares to be issued in the Fall of 2001 as part of the consideration paid to the owners of Califa and VODI. The shares to be issued are assumed to be 1,251, based on the most recent share price of $12.79, with a total value of $16,000. The remaining payments of the purchase price are to be made in cash or stock, at the discretion of the Company.



(c)      Exhibits

         Exhibit No.                Description
         ----------                 -----------
         2.1* Asset Purchase Agreement, dated as of June 29, 2001, by and among Playboy Enterprises, Inc., Califa Entertainment Group, Inc., V.O.D., Inc., Steven Hirsch, Dewi James and William Asher. Playboy Enterprises, Inc. agrees to furnish supplementally any omitted schedule to the Securities and Exchange Commission upon request. (As previously filed with the Registrant's Current Report on Form 8-K filed July 23, 2001)

------------
* Certain information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange
     Commission.



                                 SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this amendment to the report to be signed on its behalf by the undersigned hereunto duly authorized.


                         PLAYBOY ENTERPRISES, INC.

                         By:         /s/ Linda Havard
                                 ------------------------------------
                                 Name:    Linda G. Havard
                                 Title:   Executive Vice President, Finance
                                          and Operations, and Chief Financial
                                          Officer (Authorized Officer and
                                          Principal Financial and Accounting
                                          Officer)

Dated:   September 19, 2001


                               EXHIBIT INDEX


         Exhibit No.                Description
         ----------                 -----------
         2.1* Asset Purchase Agreement, dated as of June 29, 2001, by and among Playboy Enterprises, Inc., Califa Entertainment Group, Inc., V.O.D., Inc., Steven Hirsch, Dewi James and William Asher. Playboy Enterprises, Inc. agrees to furnish supplementally any omitted schedule to the Securities and Exchange Commission upon request. (As previously filed with the Registrant's Current Report on Form 8-K filed July 23, 2001)

------------
* Certain information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange
     Commission.